EXHIBIT 4.3

                 FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION
                             1997 STOCK OPTION PLAN

PURPOSE Forensic Technologies International Corporation, a Maryland corporation ("FTI" or the "Company"), wishes to recruit, reward, and retain employees and outside directors. To further these objectives, the Company hereby sets forth the Forensic Technologies International Corporation 1997 Stock Option Plan
                             (the "Plan"), effective, subject to stockholder approval, as of March 25, 1997 (the "Effective Date"), to provide options ("Options") to employees and outside directors to purchase shares of the Company's common stock (the "Common Stock").

OPTIONEES                    All Employees of FTI and the Eligible  Subsidiaries
                             are eligible for option  grants under this Plan, as
                             are  the   directors   of  FTI  and  the   Eligible
                             Subsidiaries  who  are  not  employees   ("Eligible
                             Directors").   Eligible   employees  and  directors
                             become optionees when the Administrator grants them
                             an option under this Plan.  The  Administrator  may
                             also  grant   options  to  certain   other  service
                             providers. The term optionee also includes, where appropriate, a person authorized to exercise an Option in place of the original recipient.

                             Employee means any person employed as a common law employee of the Company or an Eligible Subsidiary.

ADMINISTRATOR                The   Administrator   will   be  the   Compensation
                             Committee  of the  Board of  Directors  of FTI (the
                             "Compensation Committee"). The Board may also act under the Plan as though it were the Compensation
                             Committee.

                             The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the FTI Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may delegate its functions (other than those described in the GRANTING OF OPTIONS section) to officers or employees of FTI.

                             The Administrator's powers will include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Option other than a Formula Option. The Administrator may act through meetings of a majority of its members or by unanimous consent.


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GRANTING OF                  Subject to the terms of the Plan, the Administrator
OPTIONS                      will, in its sole discretion, determine

                                   the recipients of option grants,

                                   the terms of such grants,

                                   the schedule for exercisability (including any requirements that the optionee or the Company satisfy performance criteria),

                                   the time and conditions for expiration of the Option, and

                                   the form of payment due upon exercise.

                             The Administrator's determinations under the Plan need not be uniform and need not consider whether possible optionees are similarly situated.

                             Options granted to employees may be nonqualified stock options ("NQSOs") or "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or the corresponding provision of any subsequently enacted tax statute. Options granted to Eligible Directors must be NQSOs.

                             The Administrator may also grant Options in substitution for options held by individuals who become Employees of the Company or of an Eligible Subsidiary as a result of the Company's acquiring the individual's employer. If necessary to conform the Options to the options for which they are substitutes, the Administrator may grant substitute Options under terms and conditions that vary from those the Plan otherwise requires.

DATE OF GRANT                The Date of Grant  will be the date as of which the
                             Administrator awards an Option to an optionee, as specified in the Administrator's minutes.

EXERCISE PRICE               The   Exercise   Price   is   the   value   of  the
                             consideration that an optionee must provide under an Option Agreement in exchange for one share of Common Stock. The Administrator will determine the
                             Exercise Price under each Option. The Administrator may set the Exercise Price of an Option without regard to the Exercise Price of any other Options granted at the same or any other time.



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                             The  Exercise  Price per share for NQSOs may not be
                             less than 50% of the Fair Market Value of a share on the Date of Grant. If an Option is intended to be an ISO, the Exercise Price per share may not be less than the greater 100% of the Fair Market Value (on the Date of Grant) of a share of Stock covered by the Option; provided, however, that if the employee would otherwise be barred from receiving an ISO by reason of the provisions of Code Sections
                             422(b)(6)      and     424(d)      (relating     to
                             more-than-10%-stock-owners), the Exercise Price of an Option that is intended to be an ISO may not be less than 110% of the Fair Market Value (on the Date of Grant) of a share of Stock covered by the Option.

        FAIR  MARKET         Fair  Market  Value of a share of Common  Stock for
        VALUE                purposes of the Plan will be determined as follows:

                                   if the Common Stock is traded on a national securities exchange, the closing sale price on that date;

                                   if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") for such date;

                                   if no such closing sale price information is available, the average of the closing bid and asked prices as reported by Nasdaq for such date; or

                                   if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date.

                             For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

                             The Company may use the consideration it receives from the optionee for general corporate purposes.

EXERCISABILITY               The  Administrator  will  determine  the  times and
                             conditions for exercise of each Option but may not extend the period for exercise beyond the tenth anniversary of its Date of Grant.


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                             Options will become  exercisable  at such times and
                             in such manner as the Administrator determines and the Option Agreement indicates; provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the optionee may exercise any portion of an Option.

                             No portion of an Option that is unexercisable at an optionee's termination of employment will thereafter become exercisable, unless the Option Agreement provides otherwise, either initially or by amendment.

LIMITATION ON                An Option granted to an employee will be an ISO
ISOS                         only to the extent that the  aggregate  Fair Market
                             Value  (determined  at the  Date of  Grant)  of the
                             stock with  respect  to which ISOs are  exercisable
                             for the  first  time  by the  optionee  during  any
                             calendar  year  (under the Plan and all other plans
                             of the  Company  and its  subsidiary  corporations,
                             within the meaning of Code  Section  422(d)),  does
                             not  exceed  $100,000.   This  limitation  will  be
                             applied by taking Options into account in the order in which such Options were granted.

DIRECTOR                     Each  Eligible  Director  who is first  elected  or
FORMULA GRANTS               appointed  to the  Board  after  the  first  Annual
                             Meeting of the Stockholders following the Effective
                             Date (i.e.,  after the 1997 Meeting) will receive a
                             Formula Option as of his election or appointment to
                             purchase  14,700  shares  of  Common  Stock.   Each
                             Eligible Director serving on the Board of Directors
                             at the 1997 Meeting whose term will continue beyond
                             the 1997 Meeting  will receive a Formula  Option as
                             of the 1997  Meeting to  purchase  4,200  shares of
                             Common  Stock.  For  succeeding   Annual  Meetings,
                             Eligible Directors who will continue in service beyond that Annual Meeting will receive additional grants of Formula Options for 4,200 shares of Common Stock as of the Annual Meeting.

          EXERCISE           The  Exercise  Price of each  Option  granted to an
          PRICE              Eligible  Director  will be the  higher of the Fair
                             Market Value on the Date of Grant or on the date of initial shareholder approval of the Plan, if later.


          EXERCISE           Formula   Options  will  become   exercisable   for
          SCHEDULE           one-third  of the Shares it covers six months after
                             the Date of Grant, for another one-third on the first anniversary of the Date of Grant, and for the remaining one-third on the second anniversary of the Date of Grant. A Formula Option will become exercisable in its entirety upon the director's death, disability, or attainment of age 70. Options will be forfeited to the extent they are not then exercisable if a director resigns or fails to be reelected as a director.



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METHOD OF                    To exercise any  exercisable  portion of an Option,
EXERCISE                     the optionee must:

                             Deliver  a  written   notice  of  exercise  to  the
                             Secretary of the Company (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue, signed by the optionee, and specifying the number of shares of Common Stock underlying the portion of the Option the optionee is exercising;

                             Pay the full Exercise Price by cashier's or certified check for the shares of Common Stock with respect to which the Option is being exercised, unless the Administrator consents to another form of payment (which could include the use of Common Stock); and

                             Deliver to the Administrator such representations and documents as the Administrator, in its sole discretion, may consider necessary or advisable.

                             Payment in full of the Exercise Price need not accompany the written notice of exercise provided the notice directs that the stock certificates for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the option and at the time the stock certificates are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price.

                             If the Administrator agrees to payment through the tender to the Company of shares of Common Stock, the individual must have held the stock being tendered for at least six months at the time of surrender or must have acquired the stock under an option granted at least six months before the time of surrender. Shares of stock offered as payment will be valued, for purposes of determining the extent to which the optionee has paid the Exercise Price, at their Fair Market Value on the date of exercise. The Administrator may also, in its discretion, accept attestation of ownership of Common Stock and issue a net number of shares upon Option exercise.

OPTION                       No one may  exercise  an Option more than ten years
EXPIRATION                   after its Date of Grant (or five years,  for an ISO
                             granted to a more-than-10% shareholder). Unless the
                             Option   Agreement   provides   otherwise,   either
                             initially or by amendment, no one may exercise an Option after the first to occur of:

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          EMPLOYMENT         The date of termination  of employment  (other than
          TERMINATION        for  death or  Disability),  where  termination  of
                             employment     means     the    time    when    the
                             employer-employee   or   other    service-providing
                             relationship  between the  employee and the Company
                             ends for any reason,  including retirement.  Unless
                             the   Option    Agreement    provides    otherwise,
                             termination   of   employment   does  not   include
                             instances in which the Company  immediately rehires
                             a common law employee as an independent contractor.
                             The  Administrator,  in its sole  discretion,  will
                             determine  all  questions  of  whether   particular
                             terminations or leaves of absence are terminations of employment;

          DISABILITY         For  disability,  the  earlier  of  (i)  the  first
                             anniversary  of  the   optionee's   termination  of
                             employment for disability and (ii) thirty (30) days
                             after  the  optionee  no longer  has a  disability,
                             where  disability  means the inability to engage in
                             any substantial  gainful  activity by reason of any
                             medically    determinable    physical   or   mental
                             impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months;
                             or

          DEATH              The date twelve months after the optionee's death.

                             If exercise is permitted after termination of employment, the Option will nevertheless expire as of the date that the former employee violates any covenant not to compete in effect between the Company and the former employee.

                             Nothing in this Plan extends the term of an Option beyond the tenth anniversary of its Date of Grant, nor does anything in this OPTION EXPIRATION section make an Option exercisable that has not otherwise become exercisable.

OPTION                       Option  Agreements will set forth the terms of each
AGREEMENT                    Option and will include such terms and  conditions,
                             consistent with the Plan, as the Administrator may determine are necessary or advisable. To the extent the agreement is inconsistent with the Plan, the Plan will govern. The Option Agreements may contain special rules.

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STOCK SUBJECT                Except as adjusted below under  CORPORATE  CHANGES,
TO PLAN the aggregate number of shares of Common Stock that may be issued under the Options (whether ISOs or NQSOs) may not exceed 1,000,000 shares and the maximum number of shares that may be subject to Options for a single individual in a calendar year may not exceed 150,000 shares. The Common Stock will come from either authorized but unissued shares or from previously issued shares that the Company reacquires, including shares it purchases on the open market. If any Option expires, is canceled, or terminates for any other reason, the shares of Common Stock available under that Option will again be available for the granting of new Options (but will be counted against that calendar year's limit for a given individual).

                             No adjustment will be made for a dividend or other right for which the record date precedes the date of exercise.

                             The optionee will have no rights of a stockholder with respect to the shares of stock subject to an Option except to the extent that the Company has issued certificates for such shares upon the exercise of the Option.

                             The Company will not issue fractional shares pursuant to the exercise of an Option, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

PERSON WHO                   During the  optionee's  lifetime, only the optionee
MAY EXERCISE                 or  his  duly   appointed   guardian   or  personal
                             representative may exercise the Options.  After his
                             death,  his  personal  representative  or any other
                             person authorized under a will or under the laws of
                             descent  and  distribution  may  exercise  any then
                             exercisable  portion of an Option. If someone other
                             than the original  recipient  seeks to exercise any
                             portion of an Option, the Administrator may request
                             such  proof  as  it  may   consider   necessary  or
                             appropriate of the person's right to exercise the Option.

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ADJUSTMENTS                  Subject  to any  required  action  by  the  Company
UPON CHANGES                 (which it shall promptly take) or its stockholders,
IN CAPITAL STOCK             and  subject  to  the   provisions   of  applicable
                             corporate law, if, after the Date of Grant of an Option,

                                   the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company's receiving consideration,

                             the Administrator will make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying each Option, so that the proportionate interest of the optionee immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment to an Option will not change the total price with respect to shares of Common Stock underlying the unexercised portion of the Option but will include a corresponding proportionate adjustment in the Option's Exercise Price.

                             The Administrator will make a commensurate change to the maximum number and kind of shares provided in the STOCK SUBJECT TO PLAN section.

                             Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Option or the Exercise Price except as this ADJUSTMENTS section specifically provides. The grant of an option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

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          SUBSTANTIAL        Upon a Substantial  Corporate Change,  the Plan and
          CORPORATE          the Options will terminate unless provision is made
          CHANGE             in writing in connection with such transaction for

                                   the assumption or continuation of outstanding Options, or

                                   the substitution for such options or grants of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Options will continue in the manner and under the terms so provided.

                             Unless the Board determines otherwise, if an Option would otherwise terminate pursuant to the preceding sentence, the optionee will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of the Option, whether or not they had previously become exercisable. However, the acceleration will not occur if it would render unavailable "pooling of interest" accounting for any reorganization, merger, or consolidation of the Company.

                             A Substantial Corporate Change means the

                                   dissolution or liquidation of the Company,

                                   merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation,

                                   the sale of substantially all of the assets of the Company to another corporation, or any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of stock of the Company.

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SUBSIDIARY                   Employees of Company  Subsidiaries will be entitled
EMPLOYEES                    to  participate  in the Plan,  except as  otherwise
                             designated   by  the  Board  of  Directors  or  the
                             Committee.

                             Eligible Subsidiary means each of the Company's Subsidiaries, except as the Board otherwise specifies. For ISO grants, Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an ISO is granted to a Participant under the Plan, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For NQSOs, the Board or the Committee can use a different definition of Subsidiary in its discretion.

LEGAL                        The  Company  will not issue any  shares of  Common
COMPLIANCE                   Stock   under  an  Option   until  all   applicable
                             requirements   imposed   by   Federal   and   state
                             securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges, have been fully met. To that end, the Company may require the optionee to take any reasonable action to comply with such requirements before issuing such shares. No provision in the Plan or action taken under it authorizes any action that is otherwise prohibited by Federal or state laws.

                             The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 ("Securities Act") and the Securities Exchange Act of 1934 and all regulations and rules the Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Options may be granted and exercised, only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any Options will be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

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PURCHASE FOR                 Unless   a   registration   statement   under   the
INVESTMENT                   Securities Act covers the shares of Common Stock an
AND OTHER                    optionee receives upon exercise of his Option,  the
RESTRICTIONS                 Administrator  may  require,  at the  time  of such
                             exercise,  that the  optionee  agree in  writing to
                             acquire  such  shares  for  investment  and not for
                             public resale or distribution, unless and until the
                             shares subject to the Option are  registered  under
                             the   Securities   Act.   Unless   the  shares  are
                             registered under the Securities Act, the optionee must acknowledge:

                                   that the shares purchased on exercise of the Option are not so registered,

                                   that the optionee may not sell or otherwise transfer the shares unless the shares have been registered  under the
                                      Securities Act in connection with the sale
                                      or    transfer    thereof,    or   counsel
                                      satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities Act, and such sale or  transfer  complies  with all
                                      other   applicable   laws,    rules,   and
                                      regulations,   including  all   applicable
                                      Federal and state securities laws, rules, and regulations.

                             Additionally, the Common Stock, when issued upon the exercise of an Option, will be subject to any other transfer restrictions, rights of first refusal, and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Company's articles or certificate of incorporation, by-laws, or generally applicable stockholders' agreements.

                             The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop-transfer orders to transfer agents and registrars.

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TAX WITHHOLDING              The optionee must satisfy all  applicable  Federal,
                             state,   and  local  income  and   employment   tax
                             withholding requirements before the Company will deliver stock certificates upon the exercise of an Option. The Company may decide to satisfy the
                             withholding    obligations    through    additional
                             withholding on salary or wages. If the Company does not or cannot withhold from other compensation, the optionee must pay the Company, with a cashier's check or certified check, the full amounts required by withholding. Payment of withholding obligations is due at the same time as is payment of the Exercise Price. If the Committee so determines, the
                             optionee  may  instead   satisfy  the   withholding
                             obligations by directing the Company to retain shares from the Option exercise, by tendering previously owned shares, or by attesting to his ownership of shares (with the distribution of net shares).

TRANSFERS,                   Unless  the  Administrator  otherwise  approves  in
ASSIGNMENTS,                 advance in writing,  an Option may not be assigned,
AND PLEDGES                  pledged,  or  otherwise  transferred  in  any  way,
                             whether by operation of law or otherwise or through
                             any  legal  or  equitable  proceedings   (including
                             bankruptcy),  by the optionee to any person, except
                             by  will  or by  operation  of  applicable  laws of
                             descent  and  distribution.   If  Rule  16b-3  then
                             applies to an Option, the optionee may not transfer or pledge shares of Common Stock acquired upon exercise of an Option until at least six (6) months have elapsed from (but excluding) the Date of Grant, unless the Administrator approves otherwise in advance in writing.

AMENDMENT OR                 The Board may amend, suspend, or terminate the Plan
TERMINATION                  at any time,  without the consent of the  optionees
OF PLAN AND                  or their beneficiaries;  provided, however, that no
OPTIONS                      amendment  will deprive any optionee or beneficiary
                             of  any  previously  declared  Option.   Except  as
                             required  by  law  or  by  the  CORPORATE   CHANGES
                             section,  the  Administrator  may not,  without the
                             optionee's  or  beneficiary's  consent,  modify the
                             terms  and   conditions  of  an  Option  so  as  to
                             adversely   affect  the  optionee.   No  amendment,
                             suspension,   or  termination  of  the  Plan  will,
                             without the  optionee's or  beneficiary's  consent,
                             terminate   or   adversely   affect  any  right  or
                             obligations under any outstanding Options.

PRIVILEGES OF                No  optionee  and no  beneficiary  or other  person
STOCK OWNERSHIP              claiming  under or through such  optionee will have
                             any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, that have been issued to such optionee.

                                                      FTI 1997 Stock Option Plan
                                                                   Page 12 of 13

EFFECT ON 1992               If and when the stockholders  approve this Plan, no
OPTION PLAN                  additional   options  will  be  granted  under  the
                             Forensic  Technologies   International  Corporation
                             1992 Stock Option Plan.

EFFECT ON                    Whether exercising an Option causes the optionee to
OTHER PLANS                  accrue or PLANS receive  additional  benefits under
                             any pension or other plan is governed solely by the terms of such other plan.

LIMITATIONS ON               Notwithstanding  any other  provisions of the Plan,
LIABILITY                    no individual  acting as a director,  employee,  or
                             agent of the Company shall be liable to any optionee, former optionee, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys' fees) or liability
                             (including any sum paid in settlement of a claim with the FTI Board's approval) arising out of any act or omission to act concerning this Plan unless arising out of such person's own fraud or bad faith.

NO EMPLOYMENT                Nothing  contained  in  this  Plan  constitutes  an
CONTRACT                     employment  contract  between  the  Company and the
                             optionee. The Plan does not give the optionee any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to terminate the optionee's employment.

APPLICABLE LAW               The laws of the State of  Maryland  (other than its
                             choice of law provisions) govern this Plan and its interpretation.

DURATION OF PLAN             Unless the FTI Board  extends the Plan's term,  the
                             Administrator may not grant Options after March 25,
                             2007.   The  Plan  will  then  terminate  but  will
                             continue  to  govern   unexercised   and  unexpired
                             Options.

APPROVAL OF                  The Plan must be submitted to the  shareholders  of
SHAREHOLDERS                 the  Company  for their  approval  within 12 months
                             after the Board of Directors of the Company  adopts
                             the Plan.  The adoption of the Plan is  conditioned
                             upon  the  approval  of  the  shareholders  of  the
                             Company, and failure to receive their approval will
                             render  the  Plan  and  any   outstanding   options
                             thereunder void and of no effect.

                                                      FTI 1997 Stock Option Plan
                                                                   Page 13 of 13